UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

CENTRAL ENERGY PARTNERS LP
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2011, Regional Enterprises, Inc., a wholly-owned subsidiary of the Registrant, entered into an employment agreement with Mr. Daniel P. Matthews, Vice President and General Manager of Regional (the “Employee”). The general provisions of the employment agreement (“Agreement”) include:

•
the term of employment is for a period of three years unless terminated as more fully described in the Agreement; provided, that on the third anniversary and each annual anniversary thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days' prior to the applicable renewal date;

•	the Employee will serve as Vice President and General Manager of Regional;

•	the Employee will receive an annual salary of $150,000 (“Base Salary”) which may be adjusted from time to time as determined by the Board of Directors of Regional;

•
For each calendar year of the employment term, Employee shall be eligible to receive a discretionary bonus to be determined by Regional’s Board of Directors in its sole and absolute discretion (“Annual Bonus”).  In addition, the Employee shall earn an anniversary bonus (“Anniversary Bonus”) equal to $200 for each year that the Employee has served as an employee of Regional;

•	the Employee shall be entitled to four weeks of paid vacation during each 12-month period of employment beginning upon the effective date of the Agreement;

•	the Employee will be entitled to other customary benefits including participation in pension plans, health benefit plans and other compensation plans as provided by Regional; and

•
the Agreement terminates (a) upon death, (b) at any time upon notice from Regional for cause as more fully defined in the Agreement, (c) by Regional, without cause, upon 15 days advance notice to Employee, or (d) by the Employee at any time for Good Reason (as more fully defined in the Agreement) or (e) by Employee without Good Reason (as more fully defined in the Agreement) upon 15 days advance notice to Regional.

In the event that the parties decide not to renew the Agreement, Regional terminates the Agreement for cause or the Employee terminates the Agreement without good reason, the Employee shall be entitled to receive all accrued and unpaid salary, expenses, vacation, bonuses and incentives awarded prior to the termination date (the “Accrued Amounts”). In the event the Employee is terminated pursuant to clauses (c) and (d) in the last bullet point above, then the Employee shall be entitled to receive the Accrued Amounts together with (i) severance pay equal to two (2) times the sum of (1) the Employee's Base Salary in the year in which the termination date occurs and (2) the amount of the Annual and Anniversary Bonus for the year prior to the year in which the termination date occurs and (ii) for a period of up to 18 months following termination, continuation of all employee benefit plans and health insurance as provided prior to termination.

The Agreement also contains restrictions on the use of “confidential information” during and after the term of the Agreement and restrictive covenants that survive the termination of the Agreement including (i) a covenant not to compete, (ii) a non-solicitation covenant with respect to employees and customers and (iii) a non-disparagement covenant, all as more fully described in the Agreement.

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.95 – Employment Agreement of Daniel P. Matthews dated November 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners LP

By:	Central Energy GP LLC,
its General Partner

By:	/s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: November 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.95	Employment Agreement of Daniel P. Matthews dated November 22, 2011